Sub-Item 77O - Transactions effected pursuant to Rule 10f-3

Series Number 14: ING American Century Small Cap Value Portfolio purchased Westar Energy on 03/25/04. The underwriter from whom the issue was purchased was Deutsche Bank-Alex Brown. The name of the affiliated underwriter was JP Morgan Chase. The aggregate principal amount of the purchase was $57,820 and the aggregate principal amount of the offering was $216,825,000. The purchase price was $20.65 and the offering price at the close of the first full business day on which any sales were made was $20.65. The commission, spread or profit was $0.723. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 16: ING JP Morgan Mid Cap Value Portfolio purchased Assurant, Inc. on 02/04/04. The underwriters from whom the issue was purchased were Merrill Lynch, First Boston Brokerage, Morgan Stanley & Co. The name of the affiliated underwriter was J.P. Morgan Securities Inc. The aggregate principal amount of the purchase was $380,600 and the aggregate principal amount of the offering was $1,760,000,000. The purchase price was $22.00 and the offering price at the close of the first full business day on which any sales were made was $22.00. The commission, spread or profit was $1.05. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 13: ING Salomon Brothers Fundamental Value Portfolio purchased Shinsei Bank (Japan) on 02/09/04. The underwriter from whom the issue was purchased was Morgan Stanley. The name of the affiliated underwriter was Citigroup Global Markets Inc. The aggregate principal amount of the purchase was JPY 118,125,000 and the aggregate principal amount of the offering was JPY 231,000,000,000. The purchase price was JPY 525 (USD 4.967) and the offering price at the close of the first full business day on which any sales were made was USD $4.97. The commission, spread or profit was JPY 14.18/sh. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 13: ING Salomon Brothers Fundamental Value Portfolio purchased Kinetic Concepts Inc. on 02/23/04. The underwriter from whom the issue was purchased was Merrill Lynch. The name of the affiliated underwriter was Citigroup Global Markets Inc. The aggregate principal amount of the purchase was $30,000,000 and the aggregate principal amount of the offering was $540,000,000. The purchase price was $30.00 and the offering price at the close of the first full business day on which any sales were made was $40.40. The commission, spread or profit was $1.80/sh. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.


Series Number 19: ING Van Kampen Comstock Portfolio purchased Assurant, Inc. on 02/04/04. The underwriters from whom the issue was purchased were Merrill Lynch, Credit Suisse First Boston and McDonald & Co. Securities. The name of the affiliated underwriters were Bear Stearns & Co., Inc., Citigroup, Cochran Caronia & Co., Fortis Investments, Goldman Sachs & Co., JP Morgan Securities, Raymond James & Associates, Inc. and SunTrust Robinson Humphrey. The aggregate principal amount of the purchase was $558,800 and the aggregate principal amount of the offering was $1,760,000,000. The purchase price was $22.00 and the offering price at the close of the first full business day on which any sales were made was $22.00. The commission, spread or profit was $1.045. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 16: ING JPMorgan Mid Cap Value Portfolio purchased Bunge Limited on 05/25/04. The underwriter from whom the issue was purchased was First Boston Brokerage Company. The name of the affiliated underwriter was JP Morgan Securities Inc. The aggregate principal amount of the purchase was $91,520 and the aggregate principal amount of the offering was $299,200,000. The purchase price was $35.20 and the offering price at the close of the first full business day on which any sales were made was $35.20. The commission, spread or profit was $1.32. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 13: ING Salomon Brothers Fundamental Value Portfolio purchased Weyerhaeuser on 04/29/04. The underwriter from whom the issue was purchased was Morgan Stanley. The name of the affiliated underwriter was Citigroup Global Markets Inc. The aggregate principal amount of the purchase was 700 shares and the aggregate principal amount of the offering was 14,500,000 shares. The purchase price was $59.00 and the offering price at the close of the first full business day on which any sales were made was $59.20. The commission, spread or profit was $1.15/share. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 13: ING Salomon Brothers Fundamental Value Portfolio purchased Assured Guaranty Ltd. on 04/22/04. The underwriter from whom the issue was purchased was Banc of America Securities. The name of the affiliated underwriter was Citigroup Global Markets Inc. The aggregate principal amount of the purchase was 7,400 shares and the aggregate principal amount of the offering was 49,000,000 shares. The purchase price was $18.00 and the offering price at the close of the first full business day on which any sales were made was $18.00. The commission, spread or profit was $0.513/share. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 12: ING Salomon Brothers Investors Value Portfolio purchased Ameren Corp. on 06/30/04. The underwriter from whom the issue was purchased was Goldman Sachs. The name of the affiliated underwriter was Citigroup Global Markets Inc. The aggregate principal amount of the purchase was $163,800 and the aggregate principal amount of the offering was $420,000,000. The purchase price was $42.00 and the offering price at the close of the first full business day on which any sales were made was $42.96. The commission, spread or profit was $0.76/share. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.